Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 with respect to the financial statements of SmartKem, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

New York, NY

July 2, 2026